AGREEMENT


                                    between


Morgan Grenfell, 20 Finsbury Circus, London EC2M 1 NB,

                                          (hereinafter called "the Principal")

                                      and

Marco Wolf, Baldernstrasse 18, 8134 Adliswit,
Juerg Wyler, Schwoesterrain, 8714 Feldbach,

                                                    (hereinafter called "W&W")

Phemex Establishment, Augarten 8, Postfach 339, 9490 Vaduz

                                            (hereinafter called "the Company")


1. The Principal hereby instructs W&W to perform or cause third parties to perform the following:

     ( )  to incorporate the Company
     ( ) to represent the Principal at the shareholders' meeting of the Company
     ( )  to join the board or to appoint the directors of the Company
     ( ) to act as lawyers on behalf of the company and to watch the structure

2. W&W shall only act within the bounds of law and ethics according to the instructions of the Principal, in the absence of such instructions, W&W may act on its own initiative.

3. The Principal may appoint one or more representatives to act on their behalf. Their proxies may be revoked at any time. If more than one person is entitled to give instructions as Principal or representative, W&W may follow the instructions of any one of them without previously contacting the other persons so entitled.

4. The Principal undertakes to put the necessary qualifying shares at the disposal of W&W. Monies received in respect of such shares belong to the Principal.

5. The Principal and his successors/assignees undertake to release, discharge and indemnify W&W or third persons appointed by W&W for all claims brought against them in connection with the performance of this Agreement, especially in their capacity as founder, shareholder, member of the board of directors or administrator. W&W is only liable for unlawful intent and gross negligence.

6. The Principal will reimburse W&W all expenditures, fees, taxes and any other costs incurred in connection with this Agreement and in the interest of the Principal. Besides, W&W is authorized to charge its usual fees. For the activity as directors, W&W shall receive CHF 6,000 per director per annum.
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7.   This Agreement may be terminated by either party at any time.  It is, however, not automatically terminated in the case of loss of capacity to act or bankruptcy of either party.

8. This Agreement is subject to Swiss law. Any dispute arising out of this Agreement is herewith subjected to the jurisdiction of the ordinary courts at Zurich.


London.


The Principal:             W&W:



/s/ Peter Young            /s/ Juerg Wyler   /s/ Marco Wolf
for and on behalf of       Juerg Wyler       Marco Wolf
  Morgan Grenfell
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